UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

ARGYLE SECURITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 30, 2010, Argyle Security, Inc. (the “Company”) announced that it had voluntarily deregistered its common stock, warrants and units consisting of common stock and warrants and suspended its reporting obligations under the federal securities laws by filing a Form 15 with the U.S. Securities and Exchange Commission (“SEC”). The Company is eligible to deregister these securities because it has fewer than 300 holders of record of each class of these securities. Upon the filing of the Form 15, our obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, became immediately suspended, and deregistration of the securities is expected to be effective within 90 days after the filing of the Form 15.

In connection with the Company’s decision to deregister its securities, the Company and its independent director negotiated a limited standstill agreement through the end of 2010, subject to certain exceptions, with the Company’s largest stockholder. In addition, the Company agreed to provide annual and quarterly financial statements through the OTC Disclosure and News Service at least through its 2010 annual financial statements.

A copy of the press release announcing the forgoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date:  March 30, 2010

By: /s/ Richard Watts
Name:  Richard Watts
Title:    Chief Financial Officer